May 27, 2009

GenVec, Inc.
65 West Watkins Mill Road
Gaithersburg, MD  20878

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms and agrees with you as follows:

1.           This Purchase Agreement (the “Agreement”) is made as of the date hereof between GenVec, Inc., a Delaware corporation (the “Company”), and the Investor that is a signatory to this Agreement.

2.           The Company has authorized the sale and issuance of up to 9,615,385 shares of its common stock (the “Offered Shares”), par value $0.001 per share (the “Common Stock”), and warrants to purchase up to 9,615,385 shares of Common Stock (the “Offered Warrants”) (the “Offering”).  The Offered Shares and the Offered Warrants shall be sold together as units, each unit consisting of one Offered Share and one Offered Warrant (the “Warrant”) to purchase one share of Common Stock (such units are referred to herein individually as the “Offered Security” and collectively as the “Offered Securities”).  The exercise price of the Warrants is $0.858 per share.  The Offering is being made pursuant to an effective shelf registration statement on Form S-3 (SEC File No. 333-140373).

3.           The Company and the Investor agree that the Offering is being made subject to the execution by the Company and the Placement Agent of the Placement Agency Agreement, delivery of the free writing prospectus dated the date hereof, delivery of the base prospectus relating to the Offered Securities and delivery of additional offering information, including pricing information.  The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the number Offered Securities set forth below the Investor’s name on Schedule I hereto, at a purchase price of $0.624 per share, pursuant to the Terms and Conditions for Purchase of Offered Securities attached hereto as Annex I and incorporated herein by reference as if fully set forth herein.  The Investor acknowledges that the Offering is not being underwritten by the Placement Agent and that there is no minimum offering amount.  Shares of Common Stock will be credited to the Investor using customary book-entry procedures.  The executed Warrant will be delivered pursuant to the terms thereof.

4.           The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) except as set forth on Schedule II hereto, neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company and (c) it is not a FINRA member or a person associated with or affiliated with any FINRA member as of the date hereof.

5.           The Investor confirms that it has had full access to all filings made by the Company with the Securities and Exchange Commission, including the registration statement and base prospectus relating to the Offered Securities, and the documents incorporated by reference therein, and that it was able to read, review, download and print each such filing.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Name of Investor:		BAM Opportunity Fund LP

	By:	/s/ Hal Mintz

	Name:	Hal Mintz

	Title:	General Partner

AGREED AND ACCEPTED:

GENVEC, INC.

By:	/s/ Douglas J. Swirsky

Name:	Douglas J. Swirsky

Title:	Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

2

SCHEDULE I

SCHEDULE OF INVESTORS

Name of Investor:

_________________________________

Name of Individual Representing Investor:

_________________________________

Title of Individual Representing Investor:

_________________________________

Address: ___________________________

Telephone: ___________________________

Telecopier: ___________________________

Number of Offered Shares to Be Purchased	Number of Offered Warrants to be Purchased	Price Per Offered Securities In Dollars	Aggregate Purchase Price
9,615,385	9,615,385	$0.624	$6,000,000.24

SCHEDULE II

SCHEDULE OF BENEFICIAL OWNERSHIP

Please provide the number of securities of GenVec, Inc. that you or your organization will own immediately after Closing, including those Offered Securities purchased by you or your organization pursuant to this Purchase Agreement and those securities purchased or acquired by you or your organization through other transactions and provide the number of securities that you have or your organization has the right to acquire within 60 days of Closing:

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF OFFERED SECURITIES

1.             Agreement to Sell and Purchase the Offered Securities; Placement Agent.

1.1           Upon the terms and subject to the conditions hereinafter set forth, at the Closing (as defined in Section 2 below), the Company will sell to the Investor, and the Investor will purchase from the Company, the number of shares of Common Stock and the number of Warrants set forth on Schedule I of this Agreement below such Investor’s name at the purchase price set forth therein.

1.2           The Company has entered into a Placement Agency Agreement (the “Placement Agency Agreement”) dated the date hereof with Merriman Curhan Ford & Co. in its capacity as Placement Agent for the Offering (the “Placement Agent”), and the Company has agreed to pay the Placement Agent a fee in respect of the sale of the Common Stock and Warrants.

2.             Delivery of the Shares at Closing.  The completion of the purchase and sale of the Offered Securities (the “Closing”) shall take place at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agent, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company’s obligation to issue and sell the Offered Securities at Closing to the Investor shall be subject to the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing.

The Investor’s obligation to purchase the Offered Securities shall be subject to the condition that the Placement Agent shall not have (a) terminated the Placement Agency Agreement pursuant to the terms thereof or (b) determined that the conditions to closing in the Placement Agency Agreement have not been satisfied.

Prior to the Closing, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Units being purchased by the Investor to an account designated by the Placement Agent.  Such funds shall be held in escrow (without interest) until the Closing and delivered by the Placement Agent (net of any commissions and expense reimbursements payable to the Placement Agent pursuant to the Placement Agency Agreement) on behalf of the Investors to the Company upon the satisfaction, in the sole judgment of the Placement Agent, of the conditions set forth in the foregoing paragraph.

At the Closing, payment shall be made by, or on behalf of, the Investor by release of funds by the Placement Agent and the Company shall (a) deliver the Offered Shares purchased by the Investor to the Investor through DTC directly to the account(s) of the applicable DTC Holder as set forth on Annex II and (b) deliver the Warrants to the Investors at the address set forth on Annex II.

3.             Representations, Warranties and Covenants of the Company.  The Company hereby represents and warrants to, and covenants with, the Investor, as follows:

3.1           The issuance and sale of each of the Offered Shares and the Offered Warrants have been duly authorized by the Company, and the Offered Shares, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights.  The Warrant Shares have been duly authorized and reserved for issuance pursuant to the terms of the Offered Warrants, and the Warrant Shares, when issued by the Company upon valid exercise of the Offered Warrants and payment of the exercise price, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights.

3.2           Each of this Agreement and the Warrants constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

3.3           For a period of 60 days from the date hereof, the Company shall not offer or sell any equity or equity-related securities in any public or private offering to one or more institutional investors without the Investor’s prior written consent, which, for the sake of clarity, will not preclude the Company from, among other things: (i) the offer or sale of the Offered Securities to the Investor as contemplated hereby; (ii) the offer or sale of equity or equity-related securities pursuant to benefit plans for the benefit of the Company’s officers, directors, employees or consultants; (iii) the offer or sale of equity or equity-related securities pursuant to any shareholder rights plan of the Company; or (iv) the offer or sale of equity or equity-related securities as part of a strategic collaboration, license, partnership, venture or similar transaction.

3.4           The Company shall not effect any offer or sale of any equity or equity-related securities that would result in the transactions contemplated hereby becoming subject to stockholder approval under the rules and regulations of FINRA or the NASDAQ Global Market.

3.5           It is understood and acknowledged by the Company that: (i) except pursuant to the terms of this Agreement and any confidentiality agreement entered into by the Investor with respect to the transactions contemplated hereby, the Investor has not been asked by the Company to agree, nor has the Investor agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Offered Securities for any specified term; (ii) past or future open market or other transactions by the Investor, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) the Investor, and counter-parties in “derivative” transactions to which the Investor is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) the Investor shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction merely by reason of such “derivative” transaction.  The Company further understands and acknowledges that (y) subject to the terms of this Agreement and any confidentiality agreement entered into by the Investor with respect to the transactions contemplated hereby, the Investor may engage in hedging activities at various times during the period that the Offered Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to Offered Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted.

3.6           The Company will use its commercially reasonable efforts to maintain the effectiveness of the registration statement in accordance with the rules and regulations promulgated by the Securities and Exchange Commission.

3.7           Prior to 9:30 AM New York City time on May 28, 2009, the Company will issue a press release (the “Press Release”) via BusinessWire (or other national wire service) announcing the transaction contemplated by this Agreement.  In connection with the transactions contemplated by this Agreement, the Company has not disclosed, or caused to be disclosed, to the Investor any material non-public information regarding the Company that will not at the time of the issuance of the Press Release be in the public domain.

3.8           As of the Closing Date, the Company shall have duly authorized and reserved for issuance a number of shares of Common Stock which equals the number of Offered Warrants.  The Company shall, so long as any of the Offered Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of effecting the exercise of the Offered Warrants, 100% of the number of shares of Common Stock issuable upon exercise of the Warrants.

4.             Representations, Warranties and Covenants of the Investor.  The Investor represents and warrants to the Company as follows:

4.1           The Investor has received the Company’s base prospectus relating to the Offered Securities and the free-writing prospectus dated the date hereof.  The Investor acknowledges that the Investor has received certain additional information regarding the Offering, including pricing information (the “Offering Information”). Such Offering Information may be provided to the Investor by any means permitted under the Securities Act of 1933, as amended, including through a prospectus supplement, a free writing prospectus and oral communications.

4.2           The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

4.3           The Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Offered Securities and has, in connection with its decision to purchase the number of Offered Securities set forth on Schedule I to the Agreement, relied solely upon the registration statement, the base prospectus, the free-writing prospectus dated the date hereof, the Offering Information and any amendments or supplements thereto and has not relied upon any information provided by the Placement Agent.

4.4           The Investor understands that nothing in the registration statement, the base prospectus, the free-writing prospectus dated the date hereof, the Offering Information and any amendments or supplements thereto, this Agreement or any other materials presented to such Investor in connection with the purchase and sale of the Offered Securities constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Offered Securities.

4.5           From and after obtaining knowledge of the sale of the Offered Securities contemplated hereby, the Investor has not engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales (as defined herein) involving the Company’s securities), and has not violated its obligations of confidentiality.  The Investor covenants that it will not engage in any purchases or sales of the securities of the Company (including Short Sales) or disclose any information about the contemplated offering (other than to its advisors that are under a legal obligation of confidentiality) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.  The Investor agrees that it will not use any of the Units acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws.  For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

5.           Survival of Representations, Warranties and Agreements.  Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to such Investor of the Offered Securities being purchased and the payment therefor.

6.           Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by a nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows: (a) if to the Company, at the office of the Company, 65 West Watkins Mill Road, Gaithersburg, MD  20878, Attention: Douglas J. Swirsky, with copies to Hogan & Hartson LLP, 111 S. Calvert Street, Suite 1600, Baltimore, MD  21202, Attention: Asher M. Rubin, Esq.; and (b) if to an Investor, at its address on Schedule I hereto, or at such other address or addresses as may have been furnished to the Company in writing by such Investor.

7.           Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8.           Headings.  The headings of the various sections of this Agreement have been inserted for convenience or reference only and shall not be deemed to be part of this Agreement.

9.           Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

10.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law.

11.           Counterparts; Facsimile.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.  Facsimile signatures shall be as effective as original signatures.

Annex II

GENVEC, INC.

INVESTOR QUESTIONNAIRE

Pursuant to Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares and Warrants are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Shares:

8.	Account Number at DTC Participant being credited with the Shares: